Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF ANTERO RESOURCES LLC
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Antero Resources LLC for the quarter ended March 31, 2012, I, Paul M. Rady, Chief Executive Officer of Antero Resources LLC, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.               This Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 fairly presents, in all material respects, the financial condition and results of operations of Antero Resources LLC for the periods presented therein.

Date: May 14, 2012

/s/ PAUL M. RADY
Paul M. Rady
Chief Executive Officer